EXHIBIT 10.14

FIRST AMENDMENT TO STRATEGIC MARKETING AGREEMENT

This First Amendment to Strategic Marketing Agreement (this “Amendment”) is entered into as of June 1, 2002, (the “Effective Date”) by and between Best Buy Co., Inc., Best Buy Stores, L.P. and BestBuy.com LLC (fka BestBuy.com, Inc.) with offices at 7075 Flying Cloud Drive, Eden Prairie, Minnesota 55344, (“Best Buy”) and Netflix, Inc., a Delaware corporation (successor by name change to NetFlix.com, Inc.), with offices at 970 University Avenue, Los Gatos, California 95032 (“Netflix”).

RECITALS

A.    Best Buy and Netflix entered into that certain Strategic Marketing Agreement entered into as of August 15, 2001 (the “Agreement”).

B.    Best Buy and Netflix desire to amend the Agreement as set forth below

NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.    The parties acknowledge that Netflix has changed its name from NetFlix.com, Inc. to Netflix, Inc. As such, the defined term Netflix, shall refer to Netflix, Inc.

2.    Section 1.12 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Expiration Date” means the later of (i) twenty four (24) months from the Start Date or the next business day if such date falls on a weekend or holiday; or (ii) if applicable, the expiration of the Renewal Period.

3.    Section 1.26 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Start Date” shall mean August 15, 2001.

4.    Section 1.29 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Subscriber” means a customer, with a mailing address within the United States, its territories, or possessions, (who had not, before the execution of this Agreement, subscribed to Netflix’s online DVD rental service) who has agreed to the terms and conditions of the Netflix service, subscribes for DVD rental service and [*]via (a) the Netflix Site through a Promotion Code provided for by this Agreement or (b) the Co-branded Site. As used

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in this definition, [*]shall mean that the [*]has not been [*]to or [*]or otherwise[*].

5.    Best Buy acknowledges that it has received the Shares issued under Section 3.1 of the Agreement and[*]. Netflix hereby represents to Best Buy that it has not issued any additional shares of stock that would trigger any rights under Section 3.1.1 of the Agreement.

6.    Section 3.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

3.2	From and after the Effective Date, Netflix shall pay Best Buy[*] .

7.    Section 3.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

3.3	Intentionally deleted.

8.    Section 3.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

3.4	Netflix shall have no obligation to pay any [*]for Subscribers that become Subscribers on or after[*]. Netflix shall pay Best Buy [*]of the [*]received[*] that became a Subscriber prior to[*].

9.    Section 6.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

6.1	Netflix shall prepare and send Best Buy[*], to be delivered to Best Buy[*] after the Effective Date, setting forth the following:

6.1.1	The number of[*];
6.1.2	The [*]due for [*]pursuant to Section 3.2;
6.1.3	The total number of [*]as of the end of the[*];
6.1.4	The [*]received from [*]that became[*] before[*].
6.1.5	The [*]due Best Buy under Section 3.4; and
6.1.6	The cost of [*]to Best Buy during[*].

10.    Section 6.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

6.2	A [*]of the [*]payment of the [*]due Best Buy [*]shall [*]the foregoing statement [*]and be made as follows:
[*]following the end of the calendar month following the date [*]

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following the end of the calendar month following the date[*];
following the end of the calendar month following the date [*]and
[*]following the end of the calendar month following the date[*].

11.    Section 6.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

6.4
Best Buy shall not be required [*]paid in accordance with Section 3.2 and/or 3.4 after [*]days from the date the person became[*], unless the person became a [*]through a [*]that demonstrates a [*]from the first [*]to the second[*] of at least [*] percentage points less than the [*]for the same period for [*]Best Buy promotions, in which case the deadline for [*]from Best Buy for such [*]with respect to that particular [*]shall extend to[*] days after the date the person became a[*]. For purposes of this Section, “[*]” means, with respect to a particular [*]or the [*]Best Buy promotions, as applicable, the [*]which is calculated by taking the number of [*]who [*]and are [*]for a month and dividing by the number of [*]who[*] and were [*]for the previous month. As used in this definition, “[*]” shall mean that the [*]has not been [*]to or [*]by the customer or otherwise [*]to Netflix by the[*].

12.    Section 7.5 is hereby deleted in its entirety and replaced with the following:

7.5	This Agreement shall automatically renew for an additional [*](the “Renewal Period”) but only if Best Buy shall have [*]at least [*]during the period from[*].

13.    Except as expressly modified by this Amendment, all of the terms and conditions contained in the Agreement are hereby affirmed and ratified in all respects.

(Signatures on next page)

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

BEST BUY CO., INC.		NETFLIX, INC.

By:	/s/ Scott Young	By:	/s/ Leslie Kilgore

Name:	Scott Young	Name:	Leslie Kilgore

Title:	VP Business Development	Title:	VP Marketing

Date:	5/23/02	Date:	5/28/02

BEST BUY STORES, L.P.		BESTBUY.COM LLC

By:	BBC Property Co. , its general partner

By:	/s/ Joseph Joyce	By:	/s/

Name:	Joseph Joyce	Name:

Title:	Senior VP	Title:

Date:	5/24/02	Date:

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